----------------------------
                                                  FILED
                                                  in the Office of the
                                                  Secretary of State of Tex

                                                  SEP 16 1998

                                                  Corporations Section
                                                  ----------------------------



                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               FRESH'N LITE, INC.
                              (a Texas Corporation)



     Pursuant  to  the   provisions  of  Article  4.04  of  the  Texas  Business
Corporation Act, the undersigned corporation adopts the following articles of amendment to its Articles of Incorporation:

                                   ARTICLE ONE

          The name of the corporation is: FRESH'N LITE, INC.

                                   ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 1, 1998 - The amendment alters or changes Articles One of the original Articles of Incorporation and the full text of each provision amended is as follows:

     The name of the corporation is; Restaurant Teams International, Inc.


                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 6,356,852; and the number of shares entitled to vote thereon was 6,356,852.

                                  ARTICLE FOUR

     The number of shares voting for such amendment Was 4,386,227; and the number of shares voting against such amendment was zero (a)

                                  ARTICLE FIVE

     The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment; shall be effected, is as follows:

     New certificates reflecting the corporation's name change shall be issued to each shareholder on a share for share basis to replace their present certificates, which reflect the prior corporate name. The replaced certificates shall be cancelled as part of issuing new replacement certificates to each shareholder. Additionally and simultaneously with the issuance of new replacement certificates each shareholder of record as of September 18, 1998 shall be issued one warrant for each ten shares then held; such warrant authorizing the holder to purchase one (1) additional share per warrant from the corporation at a price of $5.00 per share; such warrants co be exercisable until September 18, 2000, Any warrants not exercised by that date shall automatically expire,

          DATED:   September 10, 1998.


                                        FRESH'N LITE, INC.

                                        By: /s/ Henry Leonard
                                            -----------------------------
                                                HENRY LEONARD, President



                                        By: /s/ Carole Swanson
                                            -----------------------------
                                                CAROLE SWANSON, Secretary

THE STATE OF TEXAS
COUNTY OF GREGG


         BEFORE ME, a Notary Public, on this day personally appeared, HENRY LEONARD and CAROLE SWANSON, President and Secretary, respectively, of FRESH 'N LITE, INC., known to me to be the persons whose names are subscribed to the foregoing document and being by me first duly sworn, declared on their oaths that the statements contained therein are true and correct.

         GIVEN under MY HAND AND SEAL OF OFFICE, this 10 day of September, 1998.


                                        /s/ Jean M. Hedges
                                        -----------------------------------
                                            JEAN M. HEDGES
                                            Notary Public State of Texas
 [graphic omitted]                          COMM. Exp. 6-30-2001